Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-169453, 333-166120, and 333-155631 on Form S-3 of our report dated August 19, 2011, relating to the consolidated financial statements of National Rural Utilities Cooperative Finance Corporation and subsidiaries, appearing in this Annual Report on Form 10-K of National Rural Utilities Cooperative Finance Corporation and subsidiaries for the year ended May 31, 2011.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
August 19, 2011